Exhibit 10.2

LONG TERM INCENTIVE COMPENSATION AGREEMENT

This Long Term Incentive Compensation Agreement is entered into as of January 1, 2016 by and between DCP Holding Company, an Ohio corporation, with its principal offices at 100 Crowne Point Place, Cincinnati, Ohio 45241 ("Company"), and Robert C. Hodgkins, Jr. ("Employee").

2016 ANNUAL LONG TERM INCENTIVE BONUS DETAIL

A.     Restricted Share Unit (“RSU”) Award – Retention Based

The stock award for DCP’s Vice President and CFO is authorized under the “DCP Holding Company Amended and Restated 2006 Dental Care Plus Management Equity Incentive Plan” (the “Management Incentive Plan”) and is subject to the “Dental Care Plus and DCP Holding Company Deferred Compensation Plan”. Stock RSU’s are awarded in an amount equal to five percent (5%) of base salary and is considered “Long Term” as it vests incrementally over four years, 10% on December 31 of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. There are no performance targets other than longevity with the Company.

RSU AWARD BASED ON 5% OF BASE SALARY OF $258,677.00          12 RSUs

B.     Cash Award – Performance Based

The Long Term Incentive (LTI) is a bonus designed to motivate the CFO to achieve long term success for the Company, as well as assist in the retention of the Vice President and CFO over time. LTI bonus compensation is based on achieving sustainable growth in shareholder value over a period of three years, January 1, 2016 through December 31, 2018 and is measured by the average yearly increase in the “Adjusted Share Value” (ASV) of a Common Share.

ADJUSTED SHARE VALUE OF A COMMON SHARE AT 12/31/2015 = $1,011.72

BASE SALARY 2016: $258,677.00

Level	Definition	3yr Ave.	Adjusted Share Value	Cash
			On 12/31/2018
Threshold	10% of Base	8%	$1,274.48	$25,868.00
Target	15% of Base	10%	$1,346.60	$38,802.00
Maximum	25% of Base	14%	$1,498.91	$64,670.00

Notes:

1.

The ASV of a Common Share at the end of any one year shall mean the total book value of the all classes of Common Shares of the Company, as determined from the audited financial statements of the Company on the last day of business in that year, increased by: (a) the aggregate amount of all provider withhold return payments paid in that year; (b) the aggregate amount of dividends on all classes of Common Shares paid in that year; and (c) the aggregate amount of Common Share redemptions paid in that year and decreased by: (a)the aggregate amount received from the sale of all classes of Common Shares in that year. This amount shall be divided by the total number of all classes of Common Shares outstanding on the first day of business of that year.

2.	Actual LTI compensation will be paid on a continuum between Threshold and Target levels and Target and Maximum levels.
3.

No LTI compensation will be paid if the average increase in the ASV of a Common Share is less than eight percent (8%) and no additional LTI compensation will be paid if the average increase in the ASV of a Common Share is over fourteen percent (14%).

4.	With Board of Director approval, a new multi-year performance measurement period begins each new year.
5.

In the event of a Change of Control, as defined in the Management Equity Incentive Plan, the ASV of a Common Share as of December 31, 2018 shall be deemed to be the portion of the Enterprise Value of the Company, as defined in Article Fourth, Section 8(h)(ii)(C) of the Company’s Amended Articles of Incorporation allocated to the Common Shares divided by the total number of all classes of Common Shares outstanding as of the date on which the Change of Control occurs and the Long Term Incentive bonus shall be determined as of that date and paid within thirty (30) days thereafter.

IN WITNESS WHEREOF, the parties have hereunto set their hands effective as of the date first above written.

EMPLOYEE: Robert C. Hodgkins, Jr. By: /s/ Robert C. Hodgkins, Jr. Robert C. Hodgkins, Jr.	COMPANY: DCP Holding Company By: /s/ Stephen T. Schuler, DMD Stephen T. Schuler, DMD Chairman of the Board

May 31, 2016	May 31, 2016